Exhibit 10.2

AMENDMENT  OF  SOLICITATION/MODIFICATION OF CONTRACT 11.  CONTRACT ID CODE PAGE OF PAGES 1  I  60 2. AMENDMENT/MODIFICATION NO. P00006 3. EFFECTIVE DATE See Block 16C 4. REQUISITION/PURCHASE REQ. NO. OS292589 15. PROJECT NO. (ff applicable) 6. ISSUED BY         CODE ASPR-BARDA 7. ADMINISTERED BY (ff other than Item 6) CODE IASPR-BARDA ASPR-BARDA 200 Independence Ave., S.W. Room 640-G Washington DC 20201 ASPR-BARDA US DEPT OF HEALTH & HUMAN SERVICES BIOMEDICAL ADVANCED RESEACH & DEVELOPMENT AUT 200 INDEPENDENCE AVE, S.W. Washington DC 20201 8. NAME AND ADDRESS OF CONTRACTOR (No.• street, county, State and ZIP Code) T2 BIOSYSTEMS, INC. 1512719 Attn: STEPHEN HAGAN T2 BIOSYSTEMS, INC.101 HARTWE 101 HARTWELL AVE LEXINGTON MA 024213125 CODE 1512719 FACILITY CODE 9A. AMENDMENT OF SOLICITATION NO. 98. DATED (SEE ITEM 11) 10A. MODIFICATION OF CONTRACT/ORDER NO.X 75A50119C00053 108. DATED (SEE ITEM 13) 09/30/2019 11 THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS D The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers Dis extended. Dis not extended. Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended , by one of the following methods: (a) By completing Items 8 and 15, and returning copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted, or (c) By separate letter or electronic communication which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGEMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by letter or electronic communication, provided each letter or electronic communication makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified 12 ACCOUNTING AND APPROPRIATION DATA(If required) Net Increase: $4,389,160.00 2022.1992022.25106 13.THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO, AS DESCRIBED IN ITEM 14. CHECK ONE A. THIS CHANGE ORDER IS ISSUED PURSUANT TO (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A. B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation data, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).X C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF FAR 52.217-9 Option to Extend the Term of the Contract and fAR Part 43.10J (a)-Bilateral Modifications D. OTHER (Specify type of modification and authority) E. IMPORTANT: Contractor Oisnot IR] is required to sign this document and return 1 copies to the issuing office.14.DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including soficitationlcontrac/ subject mal/er where feasible.)Tax ID Number: 20-4827488 DUNS Number:803126320 The purpose of this modification is to: 1) Exercise Option 2B (CLIN 0004), 2) Revise section B - Supplies or Services and Prices/Costs, 3) Revise Section F - Deliveries or Performance, 4) Section G - Contract Administration Data, 5) Add HHSAR 352.232-71 Electronic Submission of Payment Requests and instructions, 6) Revise Section J - List of Attachments, and 7) Revise Attachment 1 - Statement of Work. See Summary of Changes. Total Base and Exercised Option Value increased by $4,389,160.00 from $22,832,147.00 to $27,221,307.00. Total T2 Biosystems, Inc. Total Share Cost increased by $2,960,502.00 from $6,013,087 to Continued ...Except as provided herein, all terms and conditions of the document referenced in Item 9 A or 10A, as heretofore changed, remains unchanged and in full force and effect.15A. NAME AND TITLE OF SIGNER (Type or print) 15B. Contractor/Offeror (Signature of person authorized to sign) 15C. DATE SIGNED 16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print) RICHARD A. HALL Digitally signed by Richard A. Richard A.MA. Hall -S Hall Alec J. Barclay chief Operations Officer 168. UNIT D STATES OF A ERIC Date: 2022. 16C. DATE SIGNED 3.31 16:10:56 -04'00'(Signature of Contracting Officer) STANDARD FORM 30 (REV 1112016) Prescribed by GSA FAR (48 CFR) 53.243 Previous edition unusable [***] – Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

[***] – Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

CONTINUATION SHEET	REFERENCE NO. OF DOCUMENT BEING CONTINUED 75A50119C00053/P00006	PAGE OF
		2	60

NAME OF OFFEROR OR CONTRACTOR

T2 BIOSYSTEMS, INC. 1512719

ITEM NO. (A)	SUPPLIES/SERVICES (B)	QUANTITY (C)	UNIT (D)	UNIT PRICE (E)	AMOUNT (F)
	$8,973,589.00.
	Total Contract Value remains unchanged at $106,922, Appr. Yr.: 2022 CAN: 1992022 Object Class: 25106 Period of Performance: 04/01/2022 to 07/31/2022	207.00
	Add Item 10 as follows:
10	ASPR-22-00825- Option 2b funds Obligated Amount: $4,389,160.00				4,389,160.00

NSN 7540-01-152-8067				OPTIONAL FORM 336 (4-86) Sponsored by GSA FAR (48 CFR) 53.110

Summary of Changes

**Yellow Highlights denotes applicable changes

Beginning with the effective date of this modification, the Government and the Contractor mutually agree as follows:

SECTION B - SUPPLIES OR SERVICES AND PRICES/COSTS,

ARTICLE B.3 OPTION PERIODS - the table included in this Article is hereby modified to reflect the following:

8.3.COST REIMBURSEMENT OPTIONS

I.

The contract includes optional, cost reimbursement CLINs 0002 through 0007. The Government may exercise Option Periods in accordance with FAR 52.217-9 Option to Extend the Term of the Contract (March 2000), as set forth in Section I of the contract.

II.

The contract includes optional services, cost reimbursement CLIN 0008. The Government may exercise Option Services in accordance with FAR 52.217-8 Option to Extend Services, as set forth in Section I of the contract .

Ill. Unless the government exercises its option pursuant to the option clause contained in ARTICLE 1.2, the contract consists only of the Base Work segment specified in the Statement of Work as defined in SECTION C and F, for the price set forth in ARTICLE B.2 of the contract.

IV.	The Government may modify the contract unilaterally and require the contractor to provide supplies and services for Option Periods listed below, in accordance with FAR 52.217-9.

V.

If the Government decides to exercise an option(s), the Government will provide the Contractor a preliminary written notice of its intent as referenced in the clause. Specific information regarding the time frame for this notice is set forth in the OPTION CLAUSE Article in SECTION G of this contract. The estimated cost of the contract will be increased as set forth below:

[***] – Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Option	CUN	Period of Performance	Supplies/Services	BARDA Estimated Not to Exceed	T2• Estimated Not to Exceed	Overall Total Estimated Not to Exceed
			Option 1 Period :

1	0002	09/14/2020 _ 10/15/2021		$10,495,783	$3,925,669	$14,421,452

			Option 2A

2A	0003	09/30/2021- 03/31/2022		$6,357,371	$2,087,418	$8,444,789

			Option 2B

2B	0004	04/01/2022- [****]		$4,389,160	$2,960,502	$7,349,662

[***] – Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

			Option 3 Period:

3	0005	[****] - [****]		$[****]	$[****]	$[****]

			Option 4 Period:

4	0006	[****] -[****]		$[****]	$[****]	$[****]

[***] – Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

			Option 5 Period:

5	0007	[****] - [****]		$[****]	$[****]	$[****]

6	0008	[****] -[****]	Option 6 Period:	$[****]	$[****]	$[****]

[***] – Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Optional Services	ooog	TBD- BD Exercised	as	Option 7 Period:		$2,625,404	$[****]
	TOTALS		only option years		$[****]	$[****]	$[****]
		TOTALS	lease+ options		$[****]	$[****]$[****]

B.4 ESTIMATED COST - COST SHARING

This is a cost-sharing contract. The total estimated cost sharing for performing the work under this contract is $[****] (Base $[****], Option 1 $[****], Option 2A
$[****], Option 2B $[****], Option 3 $[****], Option 4 $[****], Option 5
$[****], Option 6 $[****], Option 7 $[****]). For further provisions regarding the specific cost-sharing arrangement, see the ADVANCE UNDERSTANDINGS Article in SECTION B
of the Contract.

SECTION F - DELIVERIES OR PERFORMANCE

F.2. DELIVERABLES

Successful performance of the final contract shall be deemed to occur upon completion of performance of the work set forth in the Statement of Work dated July 22, 2019, set forth in Section J - List of Attachments of this contract and upon delivery and acceptance, as required by the Statement of Work, by the COR, of each of the deliverables described in Section C, Section F, and Section J.

All deliverables and reporting documents listed within this Section shall be delivered electronically (as defined in Section F.3 Electronic Submission) to the CO, CS, and the COR unless otherwise specified by the CO.

Unless otherwise specified by the CO, the deliverables identified in this Section F shall also be delivered electronically to the designated eRoom along with a concurrent email notification sent to the CO, CS, COR, and Alternate COR stating delivery has been made.

Upon the written request of the CO, CS, or COR, all paper/hardcopy documents/reports submitted under this contract shall be printed or copied, doublesided, on at least 30 percent post-consumer fiber paper, whenever practicable, in accordance with FAR 4.302(b). Hard copies of deliverables and reports furnished to the Government under the resultant Contract shall be addressed to the Contracting Officer and Contracting Officer Representative. The address for delivery of the hard copy documents, shall be provided in the written request from the CO, CS, and/or COR

[***] – Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Contract Data Requirements List (CDRLs)

CDRL#	Deliverable	Description	Reporting Procedures and Due Dates
1	Kickoff Meeting	The Contractor shall complete a Kickoff meeting after contract award

•    Within 10 calendar days after contract award.

•    Mat erials : Contractor shall provide itinerary and agenda to CO and COR at least 5 business days in advance of meeting. CO approves and the COR distributes itinerary and agenda within 3 business days. • Due out: Contractor  provides meeting minutes to CO and COR within 5 business days after the meeting.

2	Quarterly Meetings

At the discretion of the government the Contractor shall hold recurring teleconference or face-to-face Project Review Meetings up to four per year either in Washington D.C or at work sites of the Contractor or subcontractors. Fac e-to-face meetings shall alternate between Washington DC and Contractor, sub-contractor sites.

The meetings will be used to discuss contract progress in relation to the Program Management deliverables described below as well as study designs, technical , regulatory, and ethical aspects of the program.

•    Materials: Contractor shall provide itinerary and agenda to CO and COR at least 5 business days in advance of site visit. The COR approves and distributes itinerary and agenda within 3 business days.

•    Due out: Contractor provides meeting minutes to the CO and the COR within 5 business days after the meeting.

3	Biweekly Teleconference Meetings	The Contractor shall participate in teleconferences every two weeks with the CO and the COR to discuss the performance of the contract.

•    Materials: Contractor provides agenda and slides to the CO and COR no later than 2 business days in advance of meeting. The COR approves and distributes agenda prior to meeting.

•    Due out : Contractor provides meeting minutes to the CO and COR within 5 business days following the meeting.

[***] – Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

CDRL#	Deliverable	Description	Reporting Procedures and Due Dates
4 (Monthly) 05 (Annual)	Monthly & Annual Technical Progress Reports

The Monthly and Annual Technical Progress report shall address each of the below items and be cross referenced to the Work Breakdown Structure (WBS), Statement of Work (SOW) , Integrated Master Schedule (IMS), and Contract Performance Report (CPR).

1.     An Executive Summary highlighting the progress, issues and relevant manufacturing , non- clinical, clinical and regulatory activities. The Executive Summary should highlight only critical issues for that reporting period and resolution approach; limited to 2-3 pages.

2.     Progress in meeting contract milestones - broken out by subtasks within each milestone, overall project assessment, problems encountered and recommended solutions. The reports shall detail the planned and actual progress during the period covered, explaining occurrences of any differences between the two and the corrective steps.

3.     The reports shall also include a three- • month rolling forecast of the key planned activities, referencing the WBS/IMS.

4.     A tracking log of progress on regulatory submissions with the FDA

n umber, description of sub mission, date of submission, status of submission and next st eps.

5.     Estimated and Actual Exp enses.

6.     This report shall also contain a narrative or table detailing whether there is a significant discrepancy (>10%) at this time between the% of work completed and the cumulative costs incurred to date. Monthly and actual expenses should be broken down to the appropriate WBS level. This section of the report should also contain estimates for the Subcontractors' expenses from the previous month if the Subcontractor did not submit a bill in the previous month . If the subcontractor(s) was not working or did not incur any costs in the previous

•    Due : Monthly Reports shall be submitted on the 25th day of the month after the end of each month with an Annual Report submitted on the 30th calendar day of the final month of each contract year for the previous twelve calendar months.

When the 25th or 30th falls on a weekend or a US Holiday, the reports will be due the next business day.

•    Monthly progress reports are not required for the periods when the Annual Report(s) and Final Report are due.

[***] – Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

month, then a statement to this effect should be included in this report for those respective subcontractors.
CDRL#	Deliverable	Description	Reporting Procedures and Due Dates
6	Risk Management Plan

The Contractor shall provide a Risk Management Plan that outlines the impacts of each risk in relation to the cost, schedule, and performance objectives. The plan shall include risk mitigation strategies. Each risk mitigation strategy will capture how the corrective action will reduce impacts on cost, schedule and performance.

•    Due : Within 90 days of contract award .

•    Due out: Contractor provides updated Risk Management Plan in Monthly Progress Report. The COR shall provide Contractor with written comments in response submitted plan . Contractor must address, in writing, all commercially reasonable concerns raised by the COR within 20 business days of Contractor's receipt of COR's concerns for CO approval.

7	Deviation Notification and Mitigation Strategy

Process for changing IMS activities associated with cost and schedule. Contractor shall notify BARDA of significant changes the IMS defined as increases in cost above 5% or schedule slippage of more than 30 days, which would require a PoP extension.

Contractor shall provide a high-level management strategy for risk mitigation .

• Due : As needed and communicated by the COR/CO.
8	Go/No-Go In Process Review (IPR) or Decision Gate Presentation	Contractor shall provide a presentation detailing technical progress made towards completion of Go/No-Go decision gate milestones following a prescribed template provided by BARDA prior to the IPR.

•    Materials: Contractor shall provide presentation materials to the CO and COR 10 business days prior to the In- Process Review (IPR). Contractor shall submit written justification of progress towards satisfying Go/No-Go criteria . After reviewing, the CO and COR will provide a written response within 10 business days.

[***] – Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

CDRL#	Deliverable	Description	Reporting Procedures and Due Dates
9	Incident Report	Contractor shall communicate and document all critical programmatic concerns, risks, or potential risks with the CO and COR.

•   Due out: Contractor shall submit, within 5 business days, a Corrective Action Plan (if deemed necessary by either party) to address any potential issues. If corrective action is deemed necessary, Contractor must address in writing, its consideration of concerns raised by the CO, within 5 business days of receiving such concerns in writing.

•   Due: Within 48 hours of activity or incident or within 24 hours for a security activity or incident via email or telephone, with written follow- up to the CO and COR. Additional updates due within 48 hours of additional developments.

10	Draft and Final Reports for Clinical and Non Clinical Studies	Contractor shall provide Draft and Final Clinical/Non-Clinical Study Reports to the CO and COR for review and comment.

•  Draft - within 45 calendar days after completion of analysis  and at least 15 business days prior to submission to FDA. Subcontractor prepared reports received by the Contractor shall be submitted to the CO and COR for review and comment no later  than  5 business days after receipt by Contractor. The CO shall provide written comments to the Draft Final Report for Clinical and Non Clinical Studies within 15 business days after the submission.

•  Final - due 30 calendar days after receiving comments on the Draft Final Report for Clinical and Non-Clinical Studi es. If corrective action is recommended, Contractor must address, in writing, all reasonable concerns raised by the CO in writing. Contractor shall consider revising reports to address CO' s recommendations prior to FDA submission .

•  Final FDA submissions shall be provided to the CO and COR concurrently or no later than 5 business days after submission to the FDA .

[***] – Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

CDRL#	Deliverable	Description	Reporting Procedures and Due Dates
11	Standard Operating Procedures	The Contractor shall make internal and , to the extent possible, subcontractor Standard Operating Procedures (SOPs) available for review electronically .	Upon request from the CO.
12	FDA Correspondence	The Contractor shall memorialize any correspondence between Contractor and FDA and submit to the CO and COR. All documents shall be duly marked as either "Draft" or "Final".	• Due : Contractor shall provide written summary of any FDA correspondence within 5 business days of correspondence .
13	FDA Meetings

The Contractor shall forward the dates and times of any meeting with the FDA to the CO and COR and make arrangements for appropriate government staff to attend the FDA meetings. Government  staff  shall include up to a maximum of four people (COR, CO and up to 2 subject matter experts).

•    Contractor shall schedule upcoming FDA meetings, so at a minimum the CO, COR, and RQA persons from BARDA can attend. Additionally, a  pre-meeting needs to be held with BARDA to review slides and discuss meeting strategies.

•    Contractor shall notify the CO and COR of upcoming FDA meeting within 24 hours  of sch eduling.

•    The Contractor shall forward initial Contractor and FDA- issued draft minutes and  final  minutes of any meeting with the FDA to the CO and COR within 5 business days of receipt . All documents shall be duly marked as either "Draft" or "Final " .

14	FDA Submissions

The Contractor shall provide the CO and COR the opportunity to review and comment upon all draft submissions before submission to the FDA. Contractor  shall provide the CO and COR with an electronic copy of the final FDA submission. All documents shall be duly marked as either "Draft " or "Final" .

•    Due : Contractor shall submit draft FDA submissions to the CO and COR at least 15 business days prior to FDA submission . The CO and COR will provide feedback to Contractor  within 10 business days of receipt .

•    Due out: If corrective action is recommended , the Contractor must address, in writing, its consideration of all concerns raised by the CO.

•    The Contractor shall consider revising their documents to address CO' s concerns and/or recommendations prior to FDA submission.

•    Final FDA submissions shall be submitted to the CO and COR concurrently or no later than 5 calendar day of its submission to

CDER.

[***] – Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

CDRL#	Deliverable	Description	Reporting Procedures and Due Dates
15	FDA Audits

In the event of an FDA inspection which occurs as a result of this contract and for the product, or for any other FDA inspection that has the reasonable potential to impact the performance of this contract, the Contractor shall provide the Government with an exact copy (non- redacted) of the FDA Form 483 and the Establishment Inspection Report (EIR). The Contractor shall provide the COR and CO with copies of the plan for addressing areas of non conformance to FDA regulations for GLP, GMP, or GCP guidelines as identified in the audit report, status updates during the plans execution and a copy of all final responses to the FDA. The Contractor shall also provide redacted copies of any FDA audits received from subcontractors that occur as a result of this contract or for this product. The Contractor shall make arrangements for BARDA representative(s) to be present during the final debrief by the regulatory inspector.

•    Contractor shall notify the CO and COR within 10 business days of a scheduled FDA audit or within 24 hours of an ad hoc site visit/audit if the FDA does not provide advanced notice.

•    Contractor shall provide copies of any FDA audit report received from subcontractors that occur as a result of this contract or for this product within 5 business days of receiving correspondence from the  FDA or third party.

•    Within 10 business days of audit report, Contractor shall provide CO with a plan for addressing areas of nonconformance, if any are identified.

16	QA Audit Reports

BARDA Quality group and /or their qualified representatives reserves the right to participate in QA audits.Upon completion of the audit/site visit the Contractor shall provide a report capturing the findings, results and next steps in proceeding with the subcontractor . If action is requested of the subcontractor, detailed concerns for addressing areas of non- conformance to FDA regulations for GLP, GMP, or GCP guidelines, as identified in the audit report, must be provided to the CO and COR. The Contractor shall provide responses from the subcontractors to address these concerns and plans for corrective action execution.

•    Contractor shall notify the CO and COR 10 days in advance of upcoming, ongoing, or recent audits/site visits of subcontractors as part of weekly communications.

•    Contractor shall notify the CO and COR within 5 business days of report completion.

[***] – Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

CDRL#	Deliverable	Description	Reporting Procedures and Due Dates
17	BARDA Audit

Contractor shall accommodate periodic or ad hoc site visits by the CO and COR. Contractor shall also accommodate any ' for cause' audit if and when there are potential issues identified in the program during the period of performance. Such issues include but are not limited to stability failures, GLP issues etc.

If the CO, COR, Contractor, or other parties identifies any issues during an audit, the Contractor shall capture the issues, identify potential solutions, and provide a report to the CO and COR.

•    If issues are identified during the audit, Contractor shall submit a report to the CO and COR detailing the finding and corrective action(s) within 10 business days of the audit.

•    Due out: The CO and COR will

review the report and provide a

response to the Contractor with 10 business days. Once corrective action is completed, the Contractor will provide a final report to the CO and COR.

18	Technical Documents

Upon request, Contractor shall provide CO and COR with deliverables from the following contract funded activities : process Development Reports, Assay Qualification Plan/Report, Assay Validation Plan/ Report , Assay Technology Transfer Report, Batch Records, SOPs, Master Production Records, Certificate of Analysis, Clinical Studies Data or Reports. The CO and COR reserve the right to request within the PoP a non- proprietary technical document for distribution within the

Government .

•    Contractor shall provide

technical document within 10 business days of COR's request. Contractor can request additional time on an as needed basis.

•    If corrective action is recommended by the COR, the

Contractor must address, in writing, concerns raised by the COR to the COR and CO in writing.

19	Raw Data or Data Analysis

Contractor shall provide  raw  data and/or data analysis to the CO and COR upon request. Contractor shall address and adjudicate all concerns from BARDA review of the data/analysis and amend the reports as req uired.

• Contractor shall provide data or data analysis to the CO and COR within 20 business days of request. • Contractor shall amend the reports if required and adjudicate all comments.
20	Publications	Any manuscript or scientific meeting abstract containing data generated under this contract must be submitted to the CO and COR for review prior to submission.

•    Contractor must submit all manuscript or scientific meeting abstract to the CO and COR within 30 days for manuscripts and 15 days for abstracts.

•    Contractor must address in

writing all concerns raised by the CO and COR in writing.

•    Final submissions shall be submitted to the CO and COR

concurrently or no later than five (5) calendar days after its submission.

[***] – Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

CDRL#	Deliverable	Description	Reporting Procedures and Due Dates
21	Press Releases	Contractor agrees to accurately and factually represent the work conducted under this contract in all press releases.

•    With the exception of ad-hoc press releases required by applicable law or regulations, Contractor shall ensure that the CO and COR has received and approved an advanced copy of any draft press release to this contract  not less than 10 business days prior to the issuance of the press release.

•    If corrective action is required, the Contractor agrees to accurately and factually represent the work conducted under this contract in all press releases.

•    Any final press releases shall be submitted to the CO and COR no later than 1 (one) calendar day prior to its release.

22	Integrated Master Schedule (IMS) Gantt	The Contractor shall provide an IMS including WBS, critical path, and milestones.

•    Due: Contractor shall provide the draft IMS-Gantt within 15 days of contract award with final due 30 days after award and updated monthly as part of the Monthly Progress Report.

•    Contractor must address , in writing, all concerns raised by the COR in writing and provide response to the CO and COR.

[***] – Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

CDRL#	Deliverable	Description	Reporting Procedures and Due Dates
23	Draft and Final Technical Progress Report

A Draft Final Technical Progress Report containing a summation of the work performed and the results obtained for the entire contract PoP. The draft report shall be duly marked as ' Draft' . The Final Technical Progress Report incorporating feedback received from the CO and COR and containing a summation of the work performed and the results obtained for the entire contract PoP. The final report shall document the results of the entire contract. This report shall be in sufficient detail to fully describe the progress achieved under all milestones. The final report shall be duly marked as 'Final '.

•   Due : Contractor shall provide a draft Technical Progress Report 30 calendar days before the end of the PoP and the Final Technical Progress Report on or before the completion  date of the PoP.

•   Subcontractor prepared reports received by the Contractor shall be submitted to the CO and COR for review and  comment  no later than 5 business days after receipt by the Contractor .

•   Due out: the CO shall provide feedback on draft report within 15 calendar days of receipt , which the Contractor shall consider incorporating into the Final Report.

•   Contractor shall submit, with the Final Technical Progress Report , a summary (not to exceed 200 words) of salient results achieved during the performance of the contract .

24	Draft and Final Study Protocols

Contractor shall provide all Draft and Final Study Protocols to the COR for evaluation. (The CO and COR reserves the right to request within the period of performance a n on-propriet ary Study Protocol for distribution within the US Government.

•   The Contractor will submit all proposed protocols to the CO and COR at least 10 business days prior to study start. If corrective action is required, the Contractor must address in writing all concerns raised  by the CO and COR to the satisfaction of the COR before study execution and provide the CO and COR a revised draft protocol that addresses the CO's comments and requested changes.

•   After receiving the revised Study Protocol that satisfies the COR, the CO will approve the revised Study Protocol and will provide a written approval to the Contractor that provides authorization to the Contractor to execute the specific st udy.

•   Contractor shall not  proceed with any study protocol until the COR gives its approval and the Contractor has provided the CO

[***] – Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

and COR with a final and approved Study Protocol.
CDRL#	Deliverable	Description	Reporting Procedures and Due Dates
25	Clinical Study Status Update

Contractor shall provide COR with a status update of clinical studies that are actively enrolling patients to include by study site : cumulative enrollment; new enrollments; screen failures; patients dropped from study; AE and SAEs; activation or inactivation of study sites; investigator appointments or changes; and status of IRB/IEC review/approval/renewal. Contractor will provide proposed format for the COR's review and approval.

•   Update will be submitted by e-mail or other electronic format to be provided by the COR by the end of the 25th business day of each new month.

•   When the 25th falls on a weekend or US Holiday, the update will be due the next business day.

•   Updates, to the  extent  they are available, will be presented during  biweekly teleconference s.

•   If no changes have occurred since the prior update only a simple statement that there is no new data is required .

SECTION G - CONTRACT ADMINISTRATION DATA

G.1.CONTRACTING OFFICER

The following Contracting Officers (CO) will represent the Government for the purpose of this contract

R. Anthony Hall (Tony)

U.S. Department of Health & Human Services

Office of the Assistant Secretary for Preparedness and Response (ASPR) Biomedical Advanced Research and Development Authority (BARDA) Contract Management and Acquisition (CMA)

(202) 578.8547

Richard.hall@hhs.gov

1)The Contracting Officer is the only individual who can legally commit the Government to the expenditure of public fund s. No person other than the Contracting Officer can make any changes to the terms, conditions, general provisions, or other stipulations of this contract.

2)The Contracting Officer is the only person with the authority to act as agent of the Government under this contract. Only the Contracting Officer has authority to (1) direct or negotiate any changes in the statement of work; (2) modify or extend the period of performance; (3) change the delivery schedule; (4) authorize reimburse to the Contractor of

[***] – Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

any costs incurred during the performance of this contract; (5) otherwise change any terms and conditions of this cont ract .

3)No information other than that which may be contained in an authorized modification to this contract, duly issued by the Contracting Officer, which may be received from any person employed by the US Government, other otherwise, shall be considered grounds for deviation from any stipulation of this contract.

4)The Government may unilaterally change its CO designat io n, after which it will notify the Contractor in writing of such change.

NOTE: An unauthorized commitment is an agreement that is not binding solely because the
Government representative who made it lacked the authority to enter into that agreement on behalf of the Gove rnment. An unauthorized commitment (UC) usually results in the receipt of goods or services on behalf of the Government by someone with apparent authority, but that lacks the authority to obligate the Government; it can be intentional or unintentional. Only a warranted contracting officer has authority to obligate government funds and contractually bind the government for supplies and services within their warrant authority.

G.2 .CONTRACTING OFFICER'S REPRESENTATIVE (COR)

The following Contracting Officer's Representative (COR) will represent the Government for the purpose of this cont ract:

Dr. Molly Mclendon

U.S. Department of Health & Human Services

Office of the Assistant Secretary for Preparedness and Response Biomedical Advanced Research & Development Authority (BARDA) (202) 507-0331

M olly.M clend on@hhs.gov

The COR is responsible for:

1)M onit oring the Contractor's technical progress, including the surveillance and assessment of performance and recommending to the Contracting Officer changes in requirements;

2)Assisting the Contracting Officer in interpreting the statement of work and any other technical performance requirements;

3)Performing technical evaluation as required;

4)Performing technical inspections and acceptances required by this contract; and

5)Assisting in the resolution of technical problems encountered during performance . The Government may unilaterally change its COR designation, after which it will notify Contractor in writing of such change .

[***] – Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

G.10.INVOICE SUBMISSION

(a)	The Contractor shall submit invoices electronically in accordance with HHSAR 352.232- 71. As prescribed in HHSAR 332.7003, use the following clause:

Electronic Submission of Payment Requests

(a)Definitions. As used in this clause-

(1)"Payment request" means a bill, voucher, invoice, or request for contract financing payment with associated supporting documentation. The payment request must comply with the requirements identified in FAR 32.905(b), "Content of Invoices" and the applicable Payment clause included in this contract.

(b)Except as provided in paragraph (c) of this clause, the Contractor shall submit payment requests electronically using the Department of Treasury Invoice Processing Platform {IPP) or successor system. Information regarding IPP, including IPP Customer Support contact information, is available at www.ipp.gov or any successor site.

(c)	The Contractor may submit payment requests using other than IPP only when the Contracting Officer authorizes alternate procedures in writing in accordance with HHS procedures.
(d)	If alternate payment procedures are authorized, the Contractor shall include a copy of the Contracting Officer's written authorization with each payment request.

(End of Clause)

(b)The Contractor agrees to include (as a minimum) the following information on each invoice:

(1)Contractor's Name & Address

(2)Contractor's Tax Identification Number (TIN)

(3)Requisition Number per CUN or Task or as appropriate (4) Contract Number

(5)Invoice Number

(6)Invoice Date

(7)Contract Line-Item Number (8) Quantity

(9)Unit Price & Extended Amount for each line item

(10)Total Amount of Invoice

(11)Name, title and telephone number of the person(s) to be notified in the event of a defective invoice

(12)Payment Address, if different from the information in (b)(l).

(c)The invoice shall be signed by a person authorized to bind the Contractor.

(d)The Contractor shall not submit an invoice prior to delivery of goods or services.

[***] – Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

PART II - CONTRACT CLAUSES SECTION

I - CONTRACT CLAUSES

1. 1.FAR 52.252-2, CLAUSES INCORPORATED BY REFERENCE (FEBRUARY 1998)

This contract incorporates the following clauses by reference , with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text availa ble. Also, the full text of a clause may be accessed electronically at :

ht tp:// www.ac quisit ion.gov/ far. HHSAR clauses at htt p:// www.hhs.gov/policies/ hhsar/ subpart 352.html

General Clauses for Cost-Reimbursement Research and Development Contract

a.FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLA USES:

Reg	Clause	Date	Clause Title
FAR52.202-1Nov 2013Definitions
FAR	52.203-3	Apr1984	Gratuities
FAR	52.203-5	May 2014	Covenant Against Contingent Fees
FAR	52.203-6	Sep 2006	Restrictions on Subcontractor Sales to the Government
FAR	52.203-7	May 2014	Anti-Kickback Procedures
FAR	52.203-8	May 2014	Cancellation, Rescission , and Recovery of Funds for Illegal orlmproper Activity
FAR	52.203-10	May 2014	Price or Fee Adjustment for Illegal or Improper Activity
FAR	52.203-11	Sept 2007	Certification and Disclosure Regarding Payments to lnfluenceCertain Federal Transactions
FAR	52.203-12	Oct 2010	Limitation on Payments to Influence Certain Federal Transactions
FAR	52.203-13	Oct 2015	Contractor Code of Business Ethics and Conduct
FAR	52.203-14	Oct 2015	Display of Hotline Poster(s)
FAR	52.203-17	Apr2014	Contractor Employee Whistleblower Rights and Requirement ToInform Employees of Whistleblower Rights
FAR	52.204-1	Dec 1989	Administrative Matters Provisions and Clauses
FAR	52.204-4	May 2011	Printed or Copied Double-Sided on Postconsumer Fiber Content Paper
FAR	52.204-5	Oct 2014	Women -Owned Business (Other Than Small Business)
FAR	52.204-7	Oct 2016	System for Award Management
FAR	52.204-10	Oct 2016	Reporting Executive Compensation and First -Tier SubcontractAwards
FAR	52.204-13	Oct 2016	System for Award Management Maintenance
FAR	52.204-16	Jul2016	Commercial and Government Entity Code Reporting
FAR	52.204-17	Jul2016	Ownership of Control or Offeror
FAR	52.204-18	Jul2015	Commercial and Government Entity Code Maintenance
FAR	52.207-1	May 2006	Notice of Standard Competition
FAR	52.209-5	Oct 2015	Certification Regarding Responsibility Matters

[***] – Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

FAR	52.209-6	Oct 2015	Protecting the Government's Interests When Subcontracting WithContractors Debarred, Suspended, or Proposed for Debarment
FAR	52.209-9	Jul 2013	Updates of Publicly Available Information RegardingResponsibility Matters
FAR	52.209-10	Nov 2015	Prohibition on Contracting with Inverted Domestic Corporations
FAR	52.210-1	Apr 2011	Market Research
FAR	52.211-5	Aug 2000	Material Requirements
FAR	52.215-2	Oct 2010	Audit and Records - Negotiation
FAR	52.215-8	Oct 1997	Order of Precedence - Uniform Contract Format
FAR	52.215-10	Aug 2011	Price Reduction for Defective Cost or Pricing Data
FAR	52.215-11	Aug 2011	Price Reduction for Defective Certified Cost or Pricing Data -Modifications.
FAR	52.215-12	Oct 2010	Subcontractor Certified Cost or Pricing Data
FAR	52.215-13	Oct 2010	Subcontractor Certified Cost or Pricing Data-Modifications
FAR	52.215-14	Oct 2010	Integrity of Unit Prices (Over the Simplified Acquisition Threshold
FAR	52.215-15	Oct 2010	Pension Adjustments and Asset Reversions
FAR	52.215-16	June 2003	Facilities Capital Cost of Money
FAR	52.215-17	Oct 1997	Waiver of Facilities Capital Cost of Money
FAR	52.215-18	Jul2005	Reversion or Adjustment of Plans for Postretirement Benefits(PRB) other than Pensions
FAR	52.215-19	Oct 1997	Notification of Ownership Changes
FAR	52.215-20	Oct 2010	Requirements for Certified Cost or Pricing Data and Data OtherThan Certified Cost or Pricing Data
FAR	52.215-21	Oct 2010	Requirements for Certified Cost or Pricing Data and Data OtherThan Certified Cost or Pricing Data - Modifications
FAR	52.215-22	Oct 2009	Limitations on Pass-Through Charges-Identification of Subcontract Effort
FAR	52.215-23	Oct 2009	Limitations on Pass-Through Charges
FAR	52.216-7	Aug 2018	Allowable Cost and Payment
FAR	52.216-8	Jun 2011	Fixed Fee
FAR	52.219-8	Nov 2018	Utilization of Small Business Concerns
FAR	52.219-9	Aug 2016	Small Business Subcontracting Plan
FAR	52.219-10	Oct 2014	Incentive Subcontracting Program
FAR	52.219-14	Jan 2017	Limitations on Subcontracting
FAR	52.219-16	Jan 1999	Liquidated Damages - Subcontracting Plan
FAR	52.219-28	Jul 2013	Post-Award Small Business Program Representation
FAR	52.222-3	Jun 2003	Convict Labor
FAR	52.222-21	Apr2015	Prohibition of Segregated Facilities
FAR	52.222-24	Feb 1999	Pre-award On-Site Equal Opportunity Compliance Evaluation
FAR	52.222-25	Apr1984	Affirmative Action Compliance
FAR	52.222-26	Sept 2016	Equal Opportunity
FAR	52.222-35	Oct 2015	Equal Opportunity for Veterans ($150,000 or more)
FAR	52.222-36	Jul2014	Equal Opportunity for Workers with Disabilities
FAR	52.222-37	Feb 2016	Employment Reports on Veterans
FAR	52.222-38	Feb 2016	Compliance with Veterans' Employment Reporting Requirements
FAR	52.222-40	Dec 2010	Notification of Employee Rights Under the National LaborRelations Act

[***] – Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

FAR	52.222-50	Mar 2015	Combating Trafficking in Persons
FAR	52.222-54	Oct 2015	Employment Eligibility Verification
FAR	52.222-59	Dec 2016	Compliance With Labor Laws (Executive Order 13673)
FAR	52.222-60	Oct 2016	Paycheck Transparency (Executive Order 13673)
FAR	52.222-61	Dec 2016	Arbitration of Contractor Employee Claims (Executive Order 13673)
FAR	52.222-62	Jan 2017	Paid Sick Leave Under Executive Order 13706
FAR	52.223-6	May 2001	Drug-Free Workplace
FAR	52.223-18	Aug 2011	Encouraging Contractor Policy to Ban Text Messaging While Driving
FAR	52.225-13	Jun 2008	Restrictions on Certain Foreign Purchases
FAR	52.225-25	Aug 2018	Prohibition on Contracting with Entities Engaging in Certain Activities or Transactions Relating to Iran-Representation and Certifications
FAR	52.226-1	Jun 2000	Utilization of Indian Organizations and Indian-Owned Economic Enterprises.
FAR	52.227-1	Dec 2007	Authorization and Cons ent, Alternate 1 (APR 1984)
FAR	52.227-2	Dec 2007	Notice and Assistance Regarding Patent and Copyright Infringement
FAR	52.227-3	Apr1984	Patent Indemnity
FAR	52.227-11	May 2014	Patent Rights - Ownership by the Contractor
FAR	52.227-14	May 2014	Rights in Data - General
FAR	52.227-14 Alt . II	Dec 2007	Rights in Data - General - Limited Rights Notice
FAR	52.227-15	Dec 2007	Representation of Limited Rights Data and Restricted Computer Software
FAR	52.227-16	June 1987	Additional Data Requirements
FAR	52.228-7	Mar 1996	Insurance - Liability to Third Persons
FAR	52.230-2	Oct 2015	Cost Accounting Standards
FAR	52.230-3	Oct 2015	Disclosure and Consistency of Cost Accounting Practices
FAR	52.230-6	Jun 2010	Administration of Cost Accounting Standards
FAR	52.230-7	Apr2005	Proposal Disclosure-Cost Accounting Practice Changes
FAR	52.232-9	Apr1984	Limitation on Withholding of Payments
FAR	52.232-17	May 2014	Interest
FAR	52.232-20	Apr1984	Limitation of Cost
FAR	52.232-23	May 2014	Assignment of Claims
FAR	52.232-25	Jan 2017	Prompt Payment
FAR	52.232-33	Jul 2013	Payment by Electronic Funds Transfer-System for Award Management
FAR	52.232.39	Jun 2013	Unenforceability of Unauthorized Obligations
FAR	52.232-40	Dec 2013	Providing Accelerated Payments to Small Business Subcontractors
FAR	52.233-1	May 2014	Disputes
FAR	52.233-3	Aug 1996	Protest After Award, Alternate 1 (Jun 1985)
FAR	52.233-4	Oct 2004	Applicable Law for Breach of Contract Claim
FAR	52.242-1	Apr1984	Notice of Intent to Disallow Costs
FAR	52.242-3	May 2014	Penalties for Unallowable Costs
FAR	52.242-4	Jan 1997	Certification of Final Indirect Costs
FAR	52.242-13	Jul 1995	Bankruptcy
FAR	52.243-2	Aug 1987	Changes - Cost-Reimbursement Alternate V (Apr 1984)
FAR	52.244-2	Oct 2010	Subcontracts, Alternate 1 (Jun 2007)
FAR	52.244-5	Dec 1996	Competition in Subcontracting
FAR	52.244-6	Aug 2018	Subcontracts for Commercial Items

[***] – Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

FAR	52.245 -1	Apr 2012	Government Property
FAR	52.245-9	Apr2012	Use and Charges
FAR	52.246-23	Feb 1997	Limitation of Liability
FAR	52.249-6	May 2004	Termination (Cost-Reimbursement)
FAR	52.249-14	Apr1984	Excusable Delays
FAR	52.253-1	Jan 1991	Computer Generated Forms

b.DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATION (HHSAR) (48 CFR CHAPTER 3) CLAUSES:

HHSAR	352.203 -70	Dec 2015	Anti-Lobbying
HHSAR	352.208-70	Dec 2015	Printing and Duplication
HHSAR	352 .211-3	Dec 2015	Paperwork Reduction Act
HHSAR	352.219-70	Dec 2015	Mentor-Protege Program
HHSAR	352.219-71	Dec 2015	Mentor-Protege Program Reporting Requirements
HHSAR	352.222-70	Dec 2015	Contractor Cooperation in Equal Employment Opportunity Investigations
HHSAR	352 .223-70	Dec 2015	Safety and Health
HHSAR	352 .224-70	Dec 2015	Privacy Act
HHSAR	352.224-71	Dec 2016	Confidential Information
HHSAR	352.227-70	Dec 2015	Publications and Publicity
HHSAR	352.231-70	Dec 2015	Salary Rate Limitation
HHSAR	352.233-71	Dec 2015	Litigation and Claims
HHSAR	352 .237-75	•Dec 2015	Key Personnel
HHSAR	352 .239 -7	Dec 2015	Electronic and Information Technology Accessibility
HHSAR	352.270-9	Dec 2015	Non-discrimination for Conscience
HHSAR	352.232-71	Feb 2022	Electronic Submission of Payment Requests

PART Ill - LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACHMENTS SECTION J - LIST OF ATTACHMENTS

The following documents are attached and incorporated in this contract:

1.Statement of Work

2.Reserved

3.Sample Invoice, 1 page

4.Financial Report of Individual Project/Contract, 1 page

5.Instructions for Completing Financial Report of Individual Project/Contract, 2 pages

6.Inclusion Enrollment Report

23

[***] – Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Inclusion Enrollment Report, 5/01 (Modified OAMP: 10/01), 1 page.

7.Research Patient Care Costs

Research Patient Care Costs, 1 page.

8.	Report of Government Owned, Contractor Held Property

Report of Government Owned, Contractor Held Property, 1 page. Located at : http://rcb.coancer.gov/rcb-internet/forms/Govt-Owned-Prop.pdf

9.Go No-Go Success Criteria, 2 pages.

[***] – Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

ATTACHMENT 1

Biomedical Advanced Research and Development Authority (BARDA} Broad Agency Announcement (BAA}(Solicitation #BAA-18-100-SOL-00003}

Advanced Research and Development of Chemical, Biological, Radiological, and Nuclear Medical Countermeasures

RAPID, HIGH-THROUGHPUT, MULTIPLEXED DETECTION OF BIOTHREAT SPECIES ID AND

RESISTANCE GENESUSING T2MR

STATEMENT OF WORK

[****]

[***] – Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.